UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SAN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9800 Pyramid Court, Suite 130
Englewood, Colorado 80112

June 27, 2006

Dear Shareholder:

You are cordially invited to attend the SAN Holdings, Inc. annual meeting of shareholders. It will be held at the Marriott Hotel at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, 33486, on July 28, 2006, at 10:00 a.m., local time.

Our Board of Directors has called the meeting in order for shareholders to vote on:

1.	Electing 9 directors to the Board of Directors;

2.	Amending our Second Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 200,000,000 shares to 400,000,000 shares;

3.	Effecting a reverse stock split of our outstanding common stock within a range of 1 for 10 and 1 for 25;

4.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006; and

5.	Any and all other business that properly comes before the meeting or any adjournments or postponements of the meeting.

Our majority shareholder, Sun Solunet, LLC, holds approximately 58.4% of our outstanding common stock and 5 of our 9 directors are affiliates of Sun Solunet, LLC. Assuming we had sufficient authorized capital, Sun Solunet would own approximately 81.3% of our common stock if it exercised or converted all securities issued to it in the private placement transaction that closed on March 2, 2006 as described in the proxy statement and would own approximately 83.3% of our common stock if it exercised or converted all other securities currently held by it. Sun Solunet, LLC is obligated by the terms of the private placement transaction to vote its shares in favor of proposals 2 and 3 described above.

At the meeting, management will give a brief report on the company’s operations and direction. The Notice of Annual Meeting of Shareholders and the proxy statement that follow describe the business to be conducted at the meeting. I hope you will be able to attend.

Your proxy card is enclosed. Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you plan to attend the meeting, to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Sincerely,

/s/ Robert C. Ogden

Robert C. Ogden
Chief Financial Officer and Secretary

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of SAN Holdings, Inc., a Colorado corporation (the “Company”), will be held on Friday, July 28, 2006 at 10:00 a.m., local time, at the Marriott Hotel at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, 33486, for the purposes of considering the following items:

1.	Electing 9 directors to the Board of Directors;

2.	Amending our Second Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 200,000,000 shares to 400,000,000 shares;

3.	Effecting a reverse stock split of our outstanding common stock within a range of 1 for 10 and 1 for 25;

4.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006; and

5.	Any and all other business that properly comes before the meeting or any adjournments or postponements of the meeting.

All shareholders of record at the close of business on June 9, 2006 (the “Record Date”) are entitled to notice of and to vote at the Meeting or at any postponements or adjournments thereof. Each shareholder is entitled to cast one vote for each share of the Company’s common stock that they own on the Record Date for each matter to be voted on. Please read the full text of the accompanying proxy statement for a complete understanding of the proposals.

Your vote is important. Please take a moment to vote now. As a convenience to you, you may vote by mail, by signing, dating and returning the accompanying proxy card in the enclosed postage-paid return envelope. Voting early will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum will be present at the Meeting.

It is also very important that your proxy be received promptly. Please return your completed proxy card so that your vote is received by no later than July 26, 2006. By returning your proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Shareholders who attend the Meeting may revoke a prior proxy and vote in person as set forth in the proxy statement.

THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE COMPANY WILL PAY THE COSTS OF THE SOLICITATION. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ John Jenkins

John Jenkins,
President and Chairman
Denver, Colorado
Dated: June 27, 2006

GENERAL INFORMATION	1
ABOUT THE MEETING	2
What is being voted on at the Meeting?	2
Do we have a controlling Shareholder?	2
Have any Shareholders agreed to vote in any specific manner with respect to the items to be considered at the Meeting?	2
Who can vote at the Meeting?	2
What are my voting rights at the Meeting?	2
What constitutes a quorum for the Meeting?	3
How do I vote?	3
What is the deadline for voting my Shares by Proxy?	3
Can I change my vote after I vote by mail?	3
Who can attend the Meeting?	4
What does it mean if I receive more than one Proxy card?	4
What are the Recommendations of our Board of Directors?	4
What vote is required to approve each item?	4
Do I have any dissenters’ rights?	5
Who will count votes?	5
Where can I find the voting results of the Meeting?	5
Where can I find additional information about the Company?	6
GOVERNANCE OF THE COMPANY	7
Board of Directors	7
Committees of the Board	7
Nominations to the Board of Directors	8
Code of Ethics	8
Communications with Directors	8
VOTING AGREEMENT	9
PROPOSAL ONE: Election of Directors	10
Executive Officers Who Are Not Director Nominees	12
PROPOSAL TWO: Amend the Articles of Incorporation to Increase Authorized Shares of Common Stock From 200,000,000 to 400,000,000	13
Background	13
Potential Anti-Takeover Effects of the Proposed Amendment	15
PROPOSAL THREE: Reverse Stock Split of the Outstanding Common Stock WITHIN AN APPROVED RANGE	17
Summary of Reverse Stock Split; Reservation of Rights	17
Purpose	18
Consequences if Shareholder Approval for Proposal Three Is Not Obtained	19
Effects of the Reverse Stock Split	19
Effect on Outstanding Convertible Securities	21
Effect on Beneficial Shareholders	21
Potential Anti-Takeover Effect of the Reverse Stock Split; Risks Associated with the Reverse Stock Split	22
Effective Date	23
Effect on Registered Shareholders Holding Stock Certificates	23
Fractional Shares	23
Federal Income Tax Consequences of the Reverse Stock Split	23

No Dissenters’ Rights	24
Accounting Matters	24
Vote Required	24
PROPOSAL FOUR: Ratification of Appointment of Independent registered public accounting firm	25
PRINCIPAL ACCOUNTANT FEES AND SERVICES	25
Audit Committee Report	26
DIRECTORS AND EXECUTIVE OFFICER COMPENSATION	28
Executive Compensation	28
Compensation of Directors	29
Employment Contracts and Termination of Employment and Change in Control Arrangements	29
Additional Information with Respect to Compensation Committee Interlocks and Insider Participation	30
Compensation Committee Report	30
PERFORMANCE GRAPH	33
Stock Performance	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
Possible Changes of Control	35
Equity Compensation Plan Information	35
Description of Non-Shareholder Approved Plans	36
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, Certain Relationships and Related Transactions AND LEGAL PROCEEDINGS	36
Section 16(a) Beneficial Ownership Reporting Compliance	36
Certain Relationships and Related Transactions	36
OTHER MATTERS	39
SOLICITATION OF PROXIES	39
SHAREHOLDER PROPOSALS	39

9800 Pyramid Court, Suite 130
Englewood, Colorado 80112

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To be held July 28, 2006

GENERAL INFORMATION

We are providing you with this proxy statement in connection with the solicitation of proxies by and on behalf of SAN Holdings, Inc., a Colorado corporation (the “Company”), for use at the Annual Meeting of the shareholders of the Company (“Shareholders”) to be held at the Marriott Hotel at Boca Center, 5150 Town Center Circle, Boca Raton, Florida, 33486 on July 28, 2006 at 10:00 a.m., local time, and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy (the “Proxy”) and the Notice of Annual Meeting will be first mailed or given to the Shareholders of the Company on or about June 27, 2006.

Because many of the Company’s Shareholders may be unable to attend the Meeting in person, our Board of Directors (the “Board of Directors” or the “Board”) solicits proxies by mail to give each Shareholder an opportunity to vote on all matters presented at the Meeting. Shareholders are urged to:

(1)	read this proxy statement carefully; and

(2)	submit your vote by mail, by completing, signing, dating and returning the enclosed Proxy in the postage paid, return-addressed envelope provided for that purpose.

If the accompanying proxy is executed properly and returned, the shares (“Shares”) of our common stock, no par value (“Common Stock”) represented by it will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the Proxy, the Shares will be voted FOR the election of directors, FOR approving the reverse stock split of the Company’s outstanding Common Stock within a range from 1 for 10 and 1 for 25, FOR the amendment to the Company’s Second Amended and Restated Articles of Incorporation, as amended (“Articles of Incorporation” or “Articles”) to increase the authorized capital, FOR the ratification of the selection of the Company’s independent registered public accounting firm and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting.

The Board recommends a vote FOR all of the proposals.

Your vote is important. Please take a moment now to vote. Voting early will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the Meeting, and will avoid the additional expense of further proxy solicitation and will ensure that a quorum is represented at the Meeting. For specific instructions on how to vote your Shares, please refer to the section of this proxy statement entitled “ABOUT THE MEETING” and the instructions on the Proxy card.

ABOUT THE MEETING

What is being voted on at the Meeting?

At the meeting, Shareholders will be asked to consider the following four items:

1.	Electing 9 directors to the Board of Directors;

2.	Amending our Articles of Incorporation to increase the number of authorized Shares of our Common Stock from 200,000,000 Shares to 400,000,000 Shares;

3.	Effecting a reverse stock split of our outstanding Common Stock within a range from 1 for 10 and 1 for 25; and

4.	Ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006.

We may also transact any and all other business that properly comes before the meeting or any postponement or adjournment of the meeting.

Do we have a controlling Shareholder?

Yes. Sun Solunet, LLC (“Sun Solunet”) is our majority shareholder and holds approximately 58.4% of our outstanding Common Stock as of the Record Date. Five of our nine directors are affiliated with Sun Solunet. As a result of the private placement transaction described more fully in this proxy statement under Proposal Two, and once the Company has sufficient authorized capital, Sun Solunet would own approximately 81.3% of our Common Stock if it exercised or converted all the securities it purchased in the private placement. Sun Solunet also holds other exercisable or convertible securities that, if exercised, would result in the aggregate ownership of approximately 83.3% of our Common Stock.

Have any Shareholders agreed to vote in any specific manner with respect to the items to be considered at the Meeting?

Yes. Sun Solunet, our controlling Shareholder, is required by the terms of the private placement transaction to vote the Shares of Common Stock which they own or control in favor of Proposals Two and Three as described below under “VOTING AGREEMENT.” Sun Solunet has also indicated to us that it will vote its Shares in favor of all the director nominees in Proposal One and in favor of ratifying the auditor in Proposal Four.

Who can vote at the Meeting?

The Board set June 9, 2006 as the record date (“Record Date”) for the Meeting. All Shareholders who owned Shares at the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

What are my voting rights at the Meeting?

Each Shareholder of the Company is entitled to cast one vote for each Share of our Common Stock that they own on the Record Date for each matter properly submitted for vote to the Company’s Shareholders at the meeting. On the Record Date there were 95,811,278 Shares of the Company’s Common Stock outstanding and entitled to vote.

What constitutes a quorum for the Meeting?

Quorum for the Meeting is based on the number of votes entitled to be cast represented in person or by Proxy at the Meeting. Each Share of our Common Stock is entitled to one vote. To have a quorum, we need a majority of the votes entitled to be cast as of the Record Date, or a total of more than 47,905,639 votes, to be present, in person or by Proxy, including votes on any proposal and votes abstaining or withheld as to any proposal and broker non-votes. Each of these categories will be tabulated separately. If you do not complete a Proxy card and return it to us or vote at the Meeting, you may not be counted for determining whether a quorum is met. Sun Solunet owns greater than a majority of our outstanding Common Stock as of the Record Date, which is a sufficient number of votes to assure the presence of a quorum at the Meeting.

Proxies received but marked as abstentions and broker non-votes will be included in the number of Shares considered present to establish a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. If not enough Shares are present at the meeting for a quorum or to approve proposals, the meeting may be adjourned to permit further solicitation of proxies.

How do I vote?

You may vote by mail or in person at the Meeting. We encourage you to vote by mail. You may not vote by Internet or telephone.

Vote by mail. If you complete and properly sign the accompanying Proxy card and return it to the Company in the enclosed postage-paid envelope and it is received prior to the Meeting, it will be voted as you direct, unless you later revoke the Proxy. Unless instructions to the contrary are marked, or if no instructions are specified, Shares of Common Stock represented by a Proxy will be voted FOR the proposals set forth on the Proxy, and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you check the box labeled ABSTAIN on the Proxy card and return it to us, all your Shares will be treated as if voted AGAINST a proposal.

Vote at the Meeting. If you are a registered Shareholder (that is, if you hold your Shares in certificate form) and you attend the Meeting, you may deliver your completed Proxy card in person. If you hold your Shares in “street name” (that is, if you hold your Shares through a broker or other nominee) and you wish to vote in person at the Meeting, you will need to obtain a proxy form from the institution that holds your Shares.

Even if you plan to attend the Meeting, we recommend that you also submit your Proxy by mail as described above so that your vote will be counted if you later decide not to attend the Meeting.

What is the deadline for voting my Shares by Proxy?

Your Proxy by mail must be received by the Company by no later than Friday, 5:00 p.m. Denver, Colorado time, on July 26, 2006 to be valid.

Can I change my vote after I vote by mail?

Yes. Even after you have submitted your Proxy by mail, you may change your vote at any time before the Proxy is exercised. You may change your vote by mail by filing either a written notice of revocation or a duly executed Proxy bearing a later date.

Any vote change by mail must be received by no later than 5:00 p.m., Denver, Colorado time, on July 26, 2006 to be valid. You may deliver a written revocation in person so long as it is received prior to the Meeting.

The powers of the Proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not by itself revoke a previously granted Proxy. If you want to change or revoke your Proxy and you hold your Shares in “street name,” contact your broker or the nominee that holds your Shares.

Who can attend the Meeting?

All Shareholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and one guest may accompany each. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Cameras, recording devices and other electronic devices will not be permitted at the meeting. You should be prepared to present photo identification for admittance. If you are not a Shareholder of record but hold Shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or other similar evidence of ownership. If you do not comply with these procedures, you will not be admitted to the Meeting.

What does it mean if I receive more than one Proxy card?

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your Shares are voted.

What are the Recommendations of our Board of Directors?

Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	for the election of the 9 nominated directors;

•	for the proposal to increase authorized Shares of our Common Stock;

•	for the proposal to effect a reverse stock split of our outstanding Common Stock within a range from 1 for 10 and 1 for 25; and

•	for the proposal to ratify and approve the selection of Grant Thornton LLP as our independent registered public accounting firm for 2006.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. Directors are elected by a plurality of votes represented at the meeting. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot, without respect to either broker non-votes or proxies marked “withhold authority.” In an uncontested election of directors, the plurality requirement is not a factor, since the number of candidates is equal to the number of available seats. The 9 nominees receiving the highest number of affirmative votes of Common Stock cast at the Meeting will be elected directors of the Company to serve until the next annual meeting and until their successors have been elected and qualified. Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast, sufficient to elect all directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Accordingly, a “WITHHOLD AUTHORITY” vote will have the effect of a negative vote.

Amendment of Articles of Incorporation; Reverse Stock Split. Proposals Two and Three require that a majority of the votes represented by all of the Company’s outstanding Shares be voted “FOR” the proposals. Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve Proposals Two and Three and has agreed to vote its Shares in favor of Proposals Two and Three as described below under “VOTING AGREEMENT.” On each proposal, a Shareholder may: (i) vote “FOR” the proposal; or (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal. When the votes are counted for these proposals, both broker non-votes and proxies marked “ABSTAIN” as to that matter are ignored. Accordingly, an abstention will have the effect of a negative vote.

Ratification of Independent Registered Public Accounting Firm. Proposal Four requires that a majority of the votes cast at the meeting be cast “FOR” the proposal. Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve or disapprove Proposal Four. A Shareholder may: (i) vote “FOR” the proposal; or (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal. Both broker non-votes and proxies marked “ABSTAIN” will be ignored in the tabulation.

Other Matters. As to any other matters that may properly come before the meeting, a majority of the votes cast by Shareholders shall be sufficient to approve the matter, unless otherwise required by law, the Articles of Incorporation, or the Bylaws. Management and the Board of Directors know of no other matters to be brought before the meeting other than as described herein. If any other matters are properly presented to the Shareholders for action at the meeting and any adjournments or postponements thereof, the proxy holders named in the enclosed Proxy intend to vote in their discretion on all matters on which the Shares of Common Stock represented by such Proxy are entitled to vote.

General. If you hold your Shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your Shares may not be voted on those matters, and will not be counted in determining the number of Shares necessary for approval. However, Shares represented by “broker non-votes” will be counted in determining whether there is a quorum.

Do I have any dissenters’ rights?

No. Under Colorado law, dissenters’ rights are not available in the matters to be voted upon at the Meeting.

Who will count votes?

Computershare Trust Company, Inc., our transfer agent, has been retained by us to assist in the distribution and tabulation of proxies. Votes cast in person at the Meeting will be tabulated by us.

Where can I find the voting results of the Meeting?

The preliminary voting results will be announced at the meeting. The final results will be included in our Form 10-Q for the quarter ending June 30, 2006.

Where can I find additional information about the Company?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended through the date hereof, is being mailed to Shareholders with this proxy statement. This Annual Report is not incorporated into this proxy statement, and is not to be considered a part of the proxy statement or soliciting materials.

GOVERNANCE OF THE COMPANY

Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. The Board of Directors held five regular and special meetings during the 2005 fiscal year. All of our directors attended at least 75% of the meetings held while they were directors (including meetings held by all committees of the Board on which such director served), except for T. Scott King, Rodger R. Krouse and M. Steven Liff. In addition to meetings, the Board acted several times during 2005 by unanimous written consent after telephonic discussion among the members. There is no formal policy as to director attendance at the Annual Meeting of Shareholders, but several directors are anticipated to attend the Meeting. At our last Shareholder meeting which occurred in 2004, 7 of the 10 directors attended the meeting. Biographical information for our director nominees is set forth in Proposal One.

Committees of the Board

Our Board of Directors has established three committees, including a compensation committee, an audit committee and an independent committee. The following is a description of each of the committees.

Compensation Committee. The compensation committee in 2005 consisted of one independent director, Mr. Holloway, as well as Mr. Jenkins and Mr. Terry. Mr. Terry served as chairman. The compensation committee met two times and acted by written consent two times in 2005. On May 17, 2006, the Board revised the membership of the compensation committee to include Mr. Hollis, Mr. Lund and Mr. Rea, all of whom are independent directors, to implement the governance changes required by the Sun Solunet letter agreement described in “VOTING AGREEMENT.”

The compensation committee advises the Board of Directors on all matters pertaining to compensation programs and policies, establishes guidelines for employee incentive and benefit programs, makes specific recommendations to the Board of Directors relating to salaries and incentive awards of the senior executive officers, reviews recommendations of the senior executive officers regarding salaries of the other officers of the Company and administers any incentive compensation and/or equity-based plan established by the Board of Directors. The written charter for the compensation committee approved by the Board of Directors is attached as Annex B.

Audit Committee; Audit Committee Financial Expert. The audit committee was established in accordance with
Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The audit committee in 2005 consisted of two directors, Messrs. Hollis and Rea. The chairman of the audit committee is Mr. Hollis. Our Board of Directors has determined that Mr. Hollis is an “audit committee financial expert” and that he is independent. The audit committee met four times in 2005. On May 17, 2006, the Board revised the membership of the audit committee to include Mr. Hollis, Mr. Rea and Mr. Lund, to implement the governance changes required by the Sun Solunet letter agreement described in “VOTING AGREEMENT.” The audit committee charter is attached as Annex C.

Independent Committee. The independent committee currently consists of four directors, Messrs. Jenkins, Lund, Hollis and Rea, all of our directors that are not affiliated with Sun Solunet, our majority Shareholder, for purposes of approving certain transactions as may be submitted by our Board of Directors from time to time. The independent committee met one time and acted by written consent two times in 2005.

Nominations to the Board of Directors

All of the members of our Board of Directors participate in the nominating process, and therefore, the Company does not have a standing nominating committee. As a result, there is no written charter for the nominating committee. The Board consists of nine members, of which three are independent as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers Manual. The Board does not believe that a separate nominating committee is necessary under its current composition. The Board values the input of each of its members and believes that such input is important to the nominating process.

The members of the Board of Directors work together to identify qualified individuals to become directors and to monitor and assess the effectiveness of the Board of Directors and its committees. The members of the Board identify, screen and nominate director candidates; assist in attracting qualified candidates to serve on the Board; and monitor and assess the relationship between the Board and our management.

The Board of Directors assesses from time to time the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Board identifies and evaluates director candidates, including the evaluation of the candidate’s business, finance, and financial reporting experience, and other attributes that would contribute to the effectiveness of the Board. The Board of Directors seeks to identify candidates who possess a wide range of experience, skill, expertise, knowledge and business judgment, as well as a history of superior performance and high personal and professional ethics and values. The Board does not have specific minimum qualifications that a person must meet to serve on the Board of Directors, but rather strives to achieve a balance among the members so that the knowledge, experience and capabilities each member brings to the Board will complement the other members of the Board of Directors.

The Board of Directors does not have a policy with regard to the consideration of any director candidates nominated by our Shareholders, and the Board does not believe such a policy is necessary at this time as a result of the fact that the Company has a majority Shareholder that controls the Company.

Code of Ethics

Our Board of Directors adopted a code of business conduct and ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer as well as our employees in accordance with applicable rules and regulations of the SEC. The code of ethics was previously filed with the SEC as Exhibit 14.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 11, 2004. We will provide to any person, without charge, upon request, a copy of such code of ethics. Requests should be made by calling (303) 660-3933 or by submitting a request in writing to the Company at 9800 Pyramid Court, Suite 130, Englewood, CO 80112, Attention: Robert C. Ogden.

Communications with Directors

The Board does not provide a formal process for Shareholders to send communications to the Board. The Board believes that it is appropriate for the Company not to have such a process because Shareholders may communicate directly with the Company’s executive officers, including John Jenkins, our CEO, who is also on the Board of Directors and serves as Chairman.

Shareholders may communicate with the Board or any director by directing communications to John Jenkins, Chairman of the Board, at 9800 Pyramid Court, Suite 130, Englewood, CO 80112.

VOTING AGREEMENT

As described more fully in Proposal Two, on March 2, 2006, the Company completed the first of three closings in the Private Placement. One of the purchasers of Units in the Private Placement was Sun Solunet, the majority Shareholder of the Company. To induce the other Purchasers to purchase Units in the first closing in the Private Placement, on March 2, 2006, in a letter to the Company, Sun Solunet agreed for the benefit of the Purchasers to:

•
cause each of the directors of the Company who is employed by or who is an officer of Sun Solunet (the “Sun Directors”) to, as soon as reasonably practicable after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, take steps reasonably necessary to call a Shareholder meeting to vote on the measures described in the following bullet point;

•
vote all of its Shares of the Common Stock entitled to vote at the meeting in favor of a reverse stock split of the Company’s Common Stock on whatever basis is determined by the Board of Directors of the Company and an increase in the Company’s authorized capital in an amount determined by the Board of Directors, to increase the authorized capital of the Company in an amount sufficient to provide for the issuance of all of the Shares of the Company’s Common Stock that is issuable upon exercise of the Warrants and conversion of the Series A Preferred Stock; and

•
cause the Sun Directors to take steps reasonably necessary to cause certain governance changes to the Company, including but not limited to (i) reducing the size of the Board of Directors of the Company to a number equal to or less than 9 directors; (ii) increasing the size of the Audit Committee to include at least three members that must all be independent (but permitting an additional member that is not independent); (iii) to require that future decisions relating to the compensation of the executive officers of the Company be recommended to the Board of Directors for determination by either a majority of the independent directors of the Company, or a compensation committee comprised solely of independent directors.

The meeting referred to in the first bullet point above is the Meeting, and the required actions in the second bullet point above will be completed upon approval and implementation of Proposal Two and Proposal Three. The corporate governance changes to the Company described in the third bullet point above were made by the Board of Directors in a unanimous written consent of the Board of Directors dated May 17, 2006.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our bylaws provide that our Board of Directors shall consist of no more than 14 members, with the exact number to be set by board resolution. As of the date hereof, the number of directors is set at 9. Each director’s term is until the next annual meeting of Shareholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. Vacancies on the Board of Directors may be filled by a majority of the remaining directors. Directors elected to fill vacancies serve until the next annual meeting of Shareholders. The Board of Directors is proposing that Shareholders elect the director nominees set forth below (“Proposal One”).

Sun Solunet owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to elect all directors to our Board of Directors. Five of the nine director nominees are affiliates of Sun Solunet. Sun Solunet has indicated to us that it will vote to elect all of the director nominees listed below.

Unless you instruct the proxies differently on your proxy card, the proxies will vote for the following nominees. We know of no currently proposed nominee for director who is unwilling or unable to serve. If a nominee is unavailable for election, the proxy holders will vote for another nominee proposed by the Board.

The nominees for director are set forth below, all of whom are currently directors of the Company (Mr. Case H. Kuehn and Mr. Kent J. Lund were appointed as directors in May 2006). All the nominees were nominated by the Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees listed below.

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience

John Jenkins 55 (2000)
Chairman and CEO since November 2000, President since November 2004. From January 1995 through June 2000, Mr. Jenkins was CEO, president and a director of TAVA Technologies, Inc., a publicly held company, where he led the build-out of a national systems integration business. In 1999, TAVA was sold in a cash transaction approved by TAVA shareholders. From 1990 until he joined TAVA in 1995, he served as president of Morgan Technical Ceramics, Inc., a wholly-owned subsidiary of Morgan Crucible plc, a diversified industrial products company based in England and publicly-traded on the London stock exchange. Mr. Jenkins holds a B.S. from the University of Washington and a J.D. from the University of Denver.

Clarence E. Terry 59 (2003)
Director since April 2003. Mr. Terry also serves as Chairman of the Compensation Committee. Mr. Terry has served as a managing director of Sun Capital Partners, Inc. since 1999. From October 1973 to September 1999, he was principally employed as vice president of Rain Bird Sprinkler Manufacturing Corporation, a leading irrigation manufacturer. Currently, he also serves as a director of LOUD Technologies, Inc., which is a publicly held company.

M. Steven Liff 34 (2004)
Director since April 2004. Mr. Liff has served as a principal of Sun Capital Partners, Inc. since March 2000. From 1994 until joining Sun Capital Partners, Inc., he was employed by Bank of America Commercial Finance, most recently as senior marketing executive, focusing on marketing, underwriting and closing new leveraged and turnaround transactions.

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience

Stephen G. Marble 42 (2004)
Director since October 2004. Mr. Marble has served as a vice president of Sun Capital Partners, Inc. since February 2004. Prior to joining Sun Capital, he served as Chief Financial Officer of Catalina Lighting, Inc., a Sun Capital portfolio company. Prior to being appointed CFO, he served as Catalina’s Corporate Controller. Mr. Marble’s experience spans a broad variety of industries including banking, mortgage banking, specialty finance, equipment leasing and medical services. Mr. Marble is a CPA and began his career with Deloitte and Touche.

T. Scott King 53 (2005)
Director since May 2005. Mr. King has served as a managing director of Sun Capital Partners, Inc. since 2003. Prior to joining Sun Capital in 2003, Mr. King was CEO of Waterlink, Inc. from May 1999 to November 2002 and previously was President of the Consumer Division for The Sherwin Williams Company from September 1977 to December 1998. Currently, he also serves as a director of LOUD Technologies, Inc., which is a publicly held company.

C. Daryl Hollis 62 (2004)
Director and Chairman of the Audit Committee since April 2004. Mr. Hollis, a certified public accountant, has been a business consultant since 1998. He has served in the past as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a developer, manufacturer and marketer of proprietary semiconductor packaging and interconnect devices, and as Senior Vice President and Chief Financial Officer of Pointe Financial Corporation, a bank holding company. Mr. Hollis was also a partner with Ernst & Young LLP from 1977 through 1990. Additionally, he currently serves as a director and chairs the audit committee of Medical Staffing Network Holdings, Inc. and LOUD Technologies, Inc., which are publicly held companies.

George R. Rea 67 (2004)
Director and member of the Audit Committee since April 2004. Mr. Rea is currently a business consultant. Mr. Rea has held various senior management positions in several high technology companies, retiring as executive vice president of Conner Peripherals (NYSE) in 1994. Since retiring, Mr. Rea has served as a business consultant and as a director of private and public companies in high technology and other industries. Currently he is a director of LOUD Technologies, Inc., which is a publicly held company.

Case H. Kuehn 53 (2006)
Director since May 2006. Mr. Kuehn has served as a vice president of Sun Capital Partners, Inc. since May 2005. From July 2004 until March 2005, he was a Senior Vice President of Celartem Technology Inc., and was the Chief Operating Officer and Chief Financial Officer for Lizard Tech, Inc. from December 2001 until June 2004. Lizard Tech, Inc. was acquired by Celartem Technology, Inc. Between June of 2000 and December of 2001, Mr. Kuehn served as the Chief Operating Officer and Chief Financial Officer of Crosspart Systems, Inc.

Kent J. Lund 50 (2006)
Director since May 2006. Mr. Lund serves as an independent business, legal and securities compliance consultant and currently serves as a Director of Smart Move, Inc., a private moving company. From 2002 to 2005, Mr. Lund served as a Board member and/or the Corporate Secretary of four affiliated financial services companies, including Kirkpatrick, Pettis, Smith, Polian Inc., an NASD registered broker-dealer, Kirkpatrick Pettis Capital Management, Inc., Kirkpatrick Pettis Investment Management, Inc. and Kirkpatrick Pettis Trust Company. From 2002 to 2005 Mr. Lund also served as Executive Vice President and General Counsel of Kirkpatrick, Pettis, Smith, Polian Inc. From 1998 to 2001, he served as Senior Vice

Name, Age and Year First Elected or Appointed	Principal Occupation and Business Experience
President and General Counsel of Fiserv Correspondent Services, Inc., a NYSE member securities broker dealer.

Executive Officers Who Are Not Director Nominees.

Biographical information about Robert C. Ogden, our only executive officer who is not also a director nominee, is set forth below.

Robert C. Ogden, Age 45, Vice President Finance, Treasurer, Secretary and Chief Financial Officer since May 2004. From 2000 to February 2004 (when he joined the Company as a consultant), Mr. Ogden was a financial consultant serving companies in a variety of industries, including software, computer hardware, on-line education and financial services. In 2003, he served as the Acting Controller for Exabyte Corporation, a computer tape drive manufacturer. From 1997 to 2000, he served as Vice President, Corporate Controller and Chief Accounting Officer for TAVA Technologies, Inc., a publicly held national systems integration and software firm, which was successfully sold in 1999. Prior to TAVA Technologies, Mr. Ogden held various senior management finance positions with several start-up companies. He began his career as a public accountant with Price Waterhouse. Mr. Ogden holds a B.S. in Commerce from the University of Virginia, and is a certified public accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE“FOR” PROPOSAL ONE.

PROPOSAL TWO:

AMEND THE ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
FROM 200,000,000 TO 400,000,000

The Board of Directors is proposing that Shareholders approve an amendment to the Articles of Incorporation to increase the number of authorized Shares of Common Stock from 200,000,000 to 400,000,000 (“Proposal Two”). Proposal Two may be effected by either an amendment to the Company’s Articles or an amendment and restatement to the Company’s Articles at the discretion of management.

The affirmative vote of a majority of the outstanding Common Stock of the Company is required to approve Proposal Two. Sun Solunet owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve Proposal Two and has agreed for the benefit of the Purchasers in the Private Placement transaction to vote its Shares in favor of Proposal Two. See “VOTING AGREEMENT.”

Background

There are two reasons for this proposal.

1.   To permit conversion of the Series A Preferred Stock and exercise of the Warrants we issued in the Private Placement and to comply with the requirements of the Securities Purchase Agreements.

The Company completed an offer and sale of securities to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to Section 4(2) of the 1933 Act and Regulation D promulgated thereunder (the “Private Placement”). On March 2, 2006, April 18, 2006 and May 4, 2006, pursuant to Securities Purchase Agreements dated and effective as of February 28, 2006, April 18, 2006 and May 4, 2006, respectively (the “Securities Purchase Agreements”), by and among the Company and the purchasers identified in each such Securities Purchase Agreement (the “Purchasers”), the Company issued to the Purchasers an aggregate of 277.6 units (“Units”), each Unit consisting of:

(a) one share of the Company’s newly designated convertible series A preferred stock, no par value per share (“Series A Preferred Stock”) initially convertible into 333,333 shares of Common Stock;

(b) a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the date of issuance at an initial exercise price of $0.30 per share expiring five years from the date of issuance; and

(c) a warrant to purchase 166,667 shares of Common Stock exercisable for five years from the date of issuance at an initial exercise price of $0.50 per share (together with the warrants described in clause (b) above, the “Warrants”) expiring five years from the date of issuance.

The purchase price per Unit paid by Purchasers other than Sun Solunet consisted of $50,000. The purchase price per unit paid by Sun Solunet consisted of $50,000 per Unit, less the fees paid to the placement agent in connection with the first closing on March 2, 2006 and consisted of the exchange of $8 million of debt owed by the Company to Sun Solunet under a credit facility that the Company maintains with Sun Solunet, as assignee of Harris N.A. (formerly known as Harris Trust and Savings Bank). The Company received a total of approximately $2.5 million, $486,000 and $1.35 million, respectively, net of placement agent and legal fees, from the first, second and third closing of the Private Placement. For each of the three closings of the Private Placement, as additional compensation, the Company issued to the placement agent a common stock purchase warrant exercisable at $0.15 per share for an aggregate number of Shares equal to 5% of the gross proceeds from each closing of the Private Placement (other than the proceeds received from the sale of Units to Sun Solunet).

As of the date of each of the Securities Purchase Agreements, the Company and the Purchasers that were parties to the Securities Purchase Agreement entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company granted registration rights to the Purchasers with respect to some of the securities purchased under the Securities Purchase Agreements as set forth therein.

As a result of the Private Placement, initially the Company may be required to issue up to a total of approximately 186,751,781 Shares of Common Stock, including approximately 92,533,249 Shares as a result of the conversion of all the Series A Preferred Stock and approximately 94,218,532 Shares as a result of the exercise of all of the Warrants issued in the Private Placement. As of the date of this proxy statement, the Company has reserved only 50,000,000 Shares of authorized but unissued capital stock to permit the conversion of the Series A Preferred Stock and the exercise of the Warrants that the Company issued in the Private Placement. Approval of either Proposal Two or Proposal Three would cause the Company to have sufficient authorized capital to permit the conversion of the Series A Preferred Stock and exercise of the Warrants that the Company issued in the Private Placement.

In the Securities Purchase Agreements, the Company agreed to increase its authorized capital to permit the conversion of all the Series A Preferred Stock and the exercise of all the Warrants and after 150 days from the date of issuance of each Warrant it is required to pay the Purchaser of the Warrant liquidated damages to the extent that it fails to increase its authorized capital to permit exercise of the Warrant monthly until cured in an amount equal to 2.0% of the product of the exercise price of the Warrant and the total number of Shares issuable upon exercise of the Warrant. Furthermore, as a condition to the Private Placement, the Purchasers required Sun Solunet to agree to vote the Shares held by it in favor of Proposal Two and Proposal Three. See “VOTING AGREEMENT.”

2.   To have sufficient Shares available for corporate opportunities which may arise in the future.

We believe that authorizing a large number of additional Shares will provide several long-term advantages to the Company and its Shareholders. The passage of Proposal Two will enable us to pursue acquisitions or other transactions that management believes provide the potential for growth and profit. With the limited number of Shares currently available, it is difficult for us to evaluate or negotiate business combinations or other transactions, such as equity financings, that might enhance Shareholder value.

We are continually seeking and evaluating acquisition opportunities. Stock-for-stock transactions can be quickly completed. However, they would be more likely to be undermined by delays, uncertainties and expenses if the Company did not have sufficient authorized Shares available. Acquisitions currently can be completed using preferred stock, cash, debt, or a combination of those methods. However, management and the Board of Directors believe that it is in the best interest of the Company and its Shareholders to complete acquisitions for Common Stock, thereby conserving cash and avoiding the cost and risk of debt financing.

If Proposal Two is passed, Shareholder approval will not be sought prior to the issuance of those additional Shares unless such issuances relate to a transaction that independently requires Shareholder approval.

As of the Record Date, 95,811,278 Shares of Common Stock are outstanding, leaving only 104,188,722 Shares available for issuance. Of those authorized and unissued Shares, 93,416,962 are reserved for issuance upon exercise or conversion of previously issued and outstanding securities of the Company, including 50,000,000 that are reserved to permit exercise or conversion of certain of the securities issued in the Private Placement.

Other than the exercise of outstanding convertible securities that may occur, including the Shares to be issued upon conversion of the Series A Preferred Stock, and upon exercise of the Warrants, management has no specific plans or proposals that require the authorization of the additional Shares. The Company does not have any current plans, proposals or arrangements, written or otherwise, to engage in any acquisition, financing or other transactions to be effected with the additional Shares. The amendment is being recommended to you at this time in order to avoid any unnecessary delay and expense in connection with seeking Shareholder approval for each specific future issuance of Shares.

Presently, the Articles of Incorporation also authorize 10,000,000 shares of preferred stock. Proposal Two will not increase or decrease the number of authorized shares of preferred stock.

Potential Anti-Takeover Effects of the Proposed Amendment

Management believes that approval of Proposal Two is essential to comply with our obligations described earlier in this proposal and under “VOTING AGREEMENT” and for the growth of the Company, and the Board has proposed a substantial increase in authorized Common Stock to provide flexibility to the Company’s management. However, in deciding how to vote upon Proposal Two, Shareholders should consider the information set forth below.

These additional Shares, if issued, could have a substantial dilutive effect on present Shareholders. Our Articles of Incorporation do not grant pre-emptive rights to Shareholders. Therefore, Shareholders are not entitled to purchase additional Shares to maintain a constant percentage of ownership when additional Shares are issued.

Proposal Two is not a part of any plan by management to adopt a series of amendments to the Articles of Incorporation or Bylaws so as to make a takeover of the Company more difficult. However, Proposal Two could strengthen the position of management and might make the removal of management more difficult, even if it would be generally beneficial to the Company’s Shareholders. The ability to issue a large number of Shares without additional Shareholder approval provides management with a means to negate the efforts of unfriendly tender offerors by issuing Shares to others who are friendly or desirable to management. In addition, Colorado law provides that a transaction is not void or voidable solely because a director has an interest in the transaction, if the relationship is known or disclosed and a sufficient number of disinterested directors approve the transaction. This ability to approve transactions with interested parties might be used in takeover or other situations to approve the issuance of Shares to an interested party.

Proposal Two is not the result of management’s knowledge of any specific effort to accumulate our securities, or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Board is not submitting the proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

One of the effects of the existence of authorized but unissued capital stock may be to enable our Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management. If in the due exercise of its fiduciary obligations, for example, the Company’s Board of Directors were to determine that a takeover proposal were not in the Company’s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

PROPOSAL THREE:
REVERSE STOCK SPLIT
OF THE OUTSTANDING COMMON STOCK
WITHIN AN APPROVED RANGE

The Board of Directors has adopted a resolution approving, and recommending to our Shareholders for their approval, a reverse stock split of the outstanding Shares of our Common Stock at a ratio within a range from 1 for 10 Shares and 1 for 25 Shares (the “Reverse Stock Split” or “Proposal Three”). Under Colorado law as of the date of this proxy statement, because the par value of our Common Stock will remain unchanged at no par value per share, and because there will be no decrease in our authorized capital as a result of the Reverse Stock Split, the Reverse Stock Split will not require an amendment to our Articles of Incorporation. The Board has not necessarily determined that it will implement the Reverse Stock Split if this proposal is approved, but for the reasons discussed below, the Board recommends that Shareholders vote in favor of this proposal at this time.

Sun Solunet owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve Proposal Three. Furthermore, Sun Solunet has agreed for the benefit of the Purchasers in the Private Placement transaction to vote its Shares in favor of Proposal Two and Three. See “VOTING AGREEMENT.”

If we proceed with the Reverse Stock Split, we will reduce the number of Shares of our issued and outstanding Common Stock by a ratio to be determined by the Board within a range from 1 for 10 and 1 for 25, but will not change the number of authorized Shares of our Common Stock.

Summary of Reverse Stock Split; Reservation of Rights

If the Shareholders approve the Reverse Stock Split, the Board will have the sole discretion to elect, based on the Board’s determination of the best interests of the Company, whether or not to implement the Reverse Stock Split and, if so, the exact timing of the Reverse Stock Split and the ratio to be used within the range of 1 for 10 Shares and 1 for 25 Shares. The Board believes that Shareholder approval of a range of ratios, as opposed to approval of a single specified exchange ratio, provides the Board with sufficient flexibility to achieve the purposes (as discussed below) of the Reverse Stock Split and, therefore, is in the best interests of the Company and its Shareholders.

Pursuant to Colorado law as of the date of this proxy statement, no amendment to our Articles of Incorporation is required to effect the Reverse Stock Split because there is no change to the Company’s authorized capital and the par value of the Common Stock will remain unchanged at no par value per share as a result of the Reverse Stock Split. If it is later determined that effecting the Reverse Stock split requires such an amendment to the Company’s Articles of Incorporation, approval of Proposal Three would authorize the Company to file such an amendment to include the provisions as may be required by the Secretary of State of the State of Colorado and as the Board deems necessary or advisable to effect the Reverse Stock Split including the insertion of the effective time determined by the Board of Directors, and including insertion of the applicable Reverse Stock Split ratio approved by the Board within the range from 1 to 10 and 1 to 25 approved by the Shareholders pursuant to this Proposal Three.

If our Board of Directors fails to implement the Reverse Stock Split prior to the one-year anniversary of the Meeting, Shareholder approval again would be required prior to implementing any Reverse Stock Split. The Board reserves the right to abandon the proposed Reverse Stock Split without further action by the Shareholders at any time, notwithstanding authorization by the Company’s Shareholders of the Reverse Stock Split in accordance with Proposal Three.

Purpose

Submission of Proposal Three to the Shareholders is required by the terms of the transaction documents entered into in connection with the Private Placement. Approval of either Proposal Two or Proposal Three would cause the Company to have sufficient authorized capital to permit the conversion of the Series A Preferred Stock and exercise of the Warrants that the Company issued in the Private Placement. Sun Solunet is required to vote its Shares in favor of Proposal Three. See “VOTING AGREEMENT.”

Over the past few years, the market price of our Common Stock has declined. Our Common Stock is presently quoted on the over-the-counter bulletin board under the symbol “SANZ.” On June 22, 2006, the last reported sale price of our Common Stock on the over-the-counter bulletin board was $0.26 per share (rounded to the nearest penny) with a trading volume of zero Shares. Over the last three months, our Common Stock has had an average trading volume of 23,075 Shares per day. In order to reduce the number of Shares of our Common Stock outstanding and thereby attempt to proportionally raise the per share price of our Common Stock, the Board of Directors determined that a Reverse Stock Split was desirable in order to: (i) encourage greater investor interest in our Common Stock by making the stock price more attractive to the many investors, particularly institutional investors, who refrain from investing in lower priced stocks; and (ii) reduce trading fees and commissions incurred by Shareholders, since these costs are based to a significant extent on the number of Shares traded.

The Board of Directors believes that the Reverse Stock Split may help encourage greater interest in our Common Stock. The Board of Directors believes that the current market price of our Common Stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investing in such stocks. Various brokerage house policies and practices also tend to discourage individual brokers from dealing in low-priced stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. If effected, the Reverse Stock Split would reduce the number of outstanding Shares of our Common Stock and increase the trading price of our Common Stock. The Board of Directors believes that raising the trading price of our Common Stock will increase the attractiveness of our Common Stock to the investment community and may promote greater liquidity for our existing Shareholders.

Because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our Common Stock, in the absence of the Reverse Stock Split, may continue to result in individual Shareholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total Share value than would be the case if the Share price was substantially higher. For this reason, individual and institutional investors may be unwilling to purchase our Common Stock at its current market price.

Notwithstanding the Reverse Stock Split, so long as our Common Stock has a market price of less than $5.00 per share, subject to certain exceptions, it is subject to the Securities Enforcement and Penny Stock Reform Act of 1990, as amended, which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Until such time as our Common Stock meets an exception to the penny stock regulations cited above, trading in our securities is covered by Rule 15g-2 and Rule 15g-9 promulgated under the 1934 Act. Under Rule 15g-2, before a broker/dealer can consummate a trade in penny stock, the broker/dealer must send an additional disclosure, receive a written acknowledgement of such disclosure from the purchaser of the penny stock, and wait two business days from the date the additional disclosure was sent. Under Rule 15g-9, broker/dealers who recommend penny stocks to persons who are not established customers or accredited investors must make a special determination in writing for the purchaser that the investment is suitable, and must also obtain the purchaser's written agreement to a transaction before the sale.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the 1934 Act.

Consequences if Shareholder Approval for Proposal Three Is Not Obtained

If Shareholder approval for this Proposal Three is not obtained, (a) we will not effect the Reverse Stock Split; and (b) the Company’s ability to obtain financing for the continuation of our operations and/or result in the loss of confidence by investors, suppliers, customers and employees may be adversely affected. It is unlikely that the Company would fail to approve Proposal Three, as Sun Solunet owns Shares of our Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve Proposal Three and has agreed to vote its Shares in favor of Proposal Three as described below under “VOTING AGREEMENT.”

Effects of the Reverse Stock Split

If Proposal Three is approved by the Shareholders and the Board determines to effect the Reverse Split, the Board will determine the exact exchange ratio of the Reverse Split. The following table sets forth the number of Shares of the Company’s Common Stock that would be outstanding immediately after the Reverse Stock Split at certain of the exchange ratios within the 1 for 10 to 1 for 25 range, based on the number of Shares of Common Stock outstanding as of May 26, 2006 and the effective change to the Company’s authorized capital as a result of the Reverse Stock Split, both at the Company’s current level of authorized capital and assuming the increase in the Company’s authorized capital occurs as the result of the approval of Proposal Two. The table does not account for fractional shares that will be rounded up to the next nearest whole share as described under “—Fractional Shares.”

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding Before Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split	Available Authorized Capital As a Result of Reverse Stock Split (Current Authorized Capital) #	Available Authorized Capital As a Result of Reverse Stock Split (Assuming Approval of Proposal Two) #

None	95,811,278	95,811,278	10,771,760	210,771,760
1:10	95,811,278	9,581,128	97,001,911	297,001,911
1:15	95,811,278	6,387,419	100,195,620	300,195,620
1:20	95,811,278	4,790,564	101,792,475	301,792,475
1:25	95,811,278	3,832,451	102,750,587	302,750,587

#
The available authorized capital listed in the table does not include as available the Shares that are reserved for issuance upon exercise or conversion of previously issued and outstanding securities of the Company. As of the Record Date, a total of 93,416,962 Shares are reserved, including 50,000,000 that are reserved to permit exercise or conversion of certain of the securities issued in the Private Placement.

If a Shareholder owns 10,000 Shares of Common Stock prior to the Reverse Stock Split, after the Reverse Stock Split that same Shareholder would own the following number of Shares based on certain of the exchange ratios that may be selected by the Board:

Ratio of Reverse Stock Split	Number of Shares of Common Stock Held Before Reverse Stock Split	Number of Shares of Common Stock Held After Reverse Stock Split

None	10,000	10,000
1:10	10,000	1,000
1:15	10,000	667
1:20	10,000	500
1:25	10,000	400

If approved and effected, the Reverse Stock Split would have the following effects:

•
between 10 and 25 old Shares of the Company’s Common Stock (“Old Shares”) owned by a Shareholder, such number to be determined by the Board, would be exchanged for one new share of Common Stock after the Reverse Stock Split (“New Share”);

•	the Number of Shares of our Common Stock issued and outstanding will be proportionately reduced;

•
because the authorized capital of the Company will not change as a result of the Reverse Split (although it may increase if Proposal Two is approved), upon effectiveness of the Reverse Stock Split, the number of Shares of Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding Shares;

•
proportionate adjustments will be made to the per share exercise price and the number of Shares issuable upon the exercise or conversion of all outstanding options, warrants and convertible securities entitling the holders thereof to purchase (or convert securities into) Shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options, warrants or convertible securities upon exercise of such options, warrants or other convertible securities immediately preceding the Reverse Stock Split; and

•	the number of Shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately by action of the Board of Directors.

The lasting effect of the proposed Reverse Stock Split upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar Reverse Stock Splits for companies in like circumstances is varied. The Company cannot assure you that the market price per New Share will rise in proportion to the reduction in the number of Old Shares of the Company’s Common Stock outstanding as a result of the Reverse Stock Split. The market price of the Company’s Common Stock is dependent on the Company’s financial condition, performance, prospects and a number of other factors, many of which are unrelated to the number of Shares outstanding.

The liquidity of the Company’s Common Stock could be adversely affected by the reduced number of Shares that would be outstanding after the Reverse Stock Split, and the reduced number of Shares may make it more difficult to trade Shares of our Common Stock. In addition, the Reverse Stock Split will increase the number of the Company’s Shareholders who own odd lots (less than 100 Shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their Shares, as well as possible greater difficulty in effecting those sales.

The Reverse Stock Split will affect all of the Company’s holders of Common Stock uniformly and will not affect any Shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the Company’s Shareholders owning a fractional share, in which case such Shareholders will receive an additional whole share in lieu of such fractional share. The Company’s issued Common Stock will remain fully paid and non-assessable.

The per share net income or loss and net book value of the Company’s Common Stock will be increased because there will be fewer Shares of the Company’s Common Stock outstanding.

The Reverse Stock Split will have no effect on the number of currently authorized Shares of Common Stock that are not issued or outstanding and will have no effect on the total number of Shares of Common Stock the Company is authorized to issue under its Articles of Incorporation. Therefore, upon effectiveness of the Reverse Stock Split, the number of Shares of Common Stock that are authorized and unissued will increase relative to the number of issued and outstanding Shares. The Company may use the additional authorized and unissued Shares of its Common Stock resulting from the Reverse Stock Split to issue additional Shares of its Common Stock from time to time in connection with the conversion or exercise of the securities issued in the Private Placement, in equity financings, under its equity compensation plans or in connection with other matters.

Other than the exercise of outstanding convertible securities that may occur, including the Shares to be issued upon conversion of the Series A Preferred Stock, and upon exercise of the Warrants, management has no specific plans or proposals to issue any of the newly authorized Shares that would be available as the result of the approval of Proposal Three. The Company does not have any current plans, proposals or arrangements, written or otherwise, to engage in any acquisition, financing or other transactions to be effected with the additional Shares.

Our Common Stock is currently registered under Section 12(g) of the 1934 Act, and we are subject to the periodic reporting and other requirements of the 1934 Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the 1934 Act. If the proposed Reverse Stock Split is implemented, the Common Stock will continue to be quoted on the over-the-counter bulletin board maintained by the National Association of Securities Dealers, Inc. under the symbol “SANZ.”

Effect on Outstanding Convertible Securities

As a result of the Reverse Stock Split, all outstanding stock options and securities convertible into or exercisable for Common Stock, including but not limited to the Series A Preferred Stock, the Warrants and other warrants issued and outstanding will be adjusted proportionally to reflect the Reverse Stock Split. With respect to outstanding options to purchase Common Stock, by action to be taken by the Board of Directors upon effecting the Reverse Stock Split, the number of Shares of Common Stock that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of Shares of Common Stock underlying such options are reduced as a result of the Reverse Stock Split. Also, the Board will reduce proportionally the number of Shares reserved for issuance under the Company’s existing stock option and equity incentive plans based on the ratio of the Reverse Stock Split.

Effect on Beneficial Shareholders

Upon the Reverse Stock Split, we intend to treat Shareholders holding Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as Shareholders whose Shares are registered in their names. Banks, brokers or other nominees will be instructed to implement the Reverse Stock Split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those followed by the Company for registered Shareholders. If you hold your Shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Potential Anti-Takeover Effect of the Reverse Stock Split; Risks Associated with the Reverse Stock Split

Assuming approval of the Reverse Stock Split, the number of authorized Shares of Common Stock that are not issued or outstanding will increase in proportion to the number of Shares of Common Stock that are issued and outstanding prior to the Reverse Stock Split. These additional Shares, if issued, could have a substantial dilutive effect on present Shareholders. Our Articles of Incorporation do not grant pre-emptive rights to Shareholders. Therefore, Shareholders are not entitled to purchase additional Shares to maintain a constant percentage of ownership when additional Shares are issued.

Proposal Three is not a part of any plan by management to adopt a series of amendments to the Articles of Incorporation or Bylaws so as to make a takeover of the Company more difficult. However, Proposal Three could strengthen the position of management and might make the removal of management more difficult, even if it would be generally beneficial to the Company’s Shareholders. The ability to issue a large number of Shares without additional Shareholder approval provides management with a means to negate the efforts of unfriendly tender offerors by issuing Shares to others who are friendly or desirable to management, even if Shareholders are offered an above-market premium favored by a majority of independent Shareholders. In addition, Colorado law provides that a transaction is not void or voidable solely because a director has an interest in the transaction, if the relationship is known or disclosed and a sufficient number of disinterested directors approve the transaction. This ability to approve transactions with interested parties might be used in a takeover or other situations to approve the issuance of Shares to an interested party.

Proposal Three is not the result of management’s knowledge of any specific effort to accumulate our securities, or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Board is not submitting the proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

One of the effects of the existence of authorized but unissued capital stock may be to enable our Board of Directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management. If in the due exercise of its fiduciary obligations, for example, the Company’s Board of Directors were to determine that a takeover proposal were not in the Company’s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. In addition, other factors such as the extent of analyst coverage may impact both institutional awareness of and interest in the Company. As a result, the trading liquidity of the Common Stock may not necessarily improve.

If the Reverse Stock Split is implemented and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of the Common Stock will, however, also be based on the Company’s economic performance and other factors, which are unrelated to the number of Shares of Common Stock outstanding. Furthermore, the reduced number of Shares that would be outstanding after the Reverse Stock Split could adversely impact the liquidity of the Common Stock.

Effective Date

Because no amendment to the Company’s Articles is required to effect the Reverse Stock Split, the Reverse Stock Split will be effected at the time and on the date specified by the Board (the “effective time”). Beginning at the effective time of the Reverse Stock Split, each certificate representing Old Shares will be deemed for all corporate purposes to represent New Shares, and the number of shares represented by such certificate shall be equal to the number of shares indicated on such certificate multiplied by the exchange ratio (expressed as a fraction) selected by the Board, with any resulting fractional share rounded up to the next whole share of our Common Stock.

Effect on Registered Shareholders Holding Stock Certificates

Registered Shareholders will receive notification from the Company or its transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The notice will contain instructions on how to surrender certificate(s) representing your Old Shares for New Shares. Shareholders should not send in certificates until they receive the notice and follow the instructions. Upon receipt of your stock certificate, you will be issued a new certificate for the appropriate number of New Shares.

No New Shares will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be rounded up to the next whole share of our Common Stock. If approved and effected, the Reverse Stock Split will result in some Shareholders owning “odd lots” of less than 100 Shares of our Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 Shares.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split to certain holders of Old Shares, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the United States federal income tax law (including the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof) as of the date hereof, all of which is subject to change retroactively as well as prospectively. The Company’s view regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service (“IRS”) or the courts, and there can be no assurance that the IRS or the courts will accept the positions expressed below.

This summary assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss any state, local, foreign or minimum income or other tax consequences. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities and persons who hold Old Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE EFFECTIVE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a Shareholder upon such Shareholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the Shareholder’s aggregate tax basis in the Old Shares exchanged therefor. The Shareholder’s holding period for the New Shares will include the period during which the Shareholder held the Old Shares surrendered in the reverse stock.

No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding on the IRS or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

No Dissenters’ Rights

Under applicable Colorado law, the Company’s Shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposed amendments to the Company’s Articles of Incorporation to effect the Reverse Stock Split. We will not independently provide our Shareholders with any such right.

Accounting Matters

The no par value of the Company’s Common Stock will not change as the result of the Reverse Stock Split. The per share net income or loss and net book value of the Company’s Common Stock will be increased because there will be fewer Shares of the Company’s Common Stock outstanding. We do not anticipate any material accounting consequence would arise as a result of the Reverse Stock Split.

Vote Required

The affirmative vote of the holders of a majority of all outstanding Shares of our Common Stock on the record date is required for approval of the proposed amendments to the Company’s Articles of Incorporation as set forth in this Proposal Three. Broker non-votes with respect to this proposal will be treated as votes “against” the proposal because they represent Shares entitled to vote which have not been voted in the affirmative. Abstentions will have the same effect as votes “against” the proposal because they represent Shares entitled to vote which have not been voted in the affirmative.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

PROPOSAL FOUR:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the year ending December 31, 2006. Grant Thornton has served as our independent auditors for the 2001 - 2005 fiscal years.

The Board of Directors recommends that Shareholders vote “FOR” the ratification of the appointment of Grant Thornton LLP. The ratification must be approved by a majority of the votes cast at the meeting. Sun Solunet beneficially owns Shares of Common Stock representing greater than a majority of the votes entitled to be cast at the Meeting, sufficient to approve or disapprove Proposal Four. Although law does not require Shareholder approval of this appointment or make that approval binding on the Board, we believe that Shareholders should be given the opportunity to express their views. If the Shareholders do not ratify the appointment of Grant Thornton, the Board will consider this vote in determining whether or not to continue the engagement of Grant Thornton.

We expect representatives of Grant Thornton to be available by conference telephone, but not physically present at the Meeting. Grant Thornton is expected to be available to answer appropriate questions and they will have the opportunity to make a statement if they desire to do so.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table shows the fees that the Company incurred for audit and other services provided by Grant Thornton for the last two fiscal years:

	2005	2004
	(In thousands)	(In thousands)
Audit Fees	$174	$160
Audit-Related Fees	39	—
Tax Fees	35	44
All Other Fees	—	—
Total	$248	$204

Audit Fees. This category includes the audit of the Company’s annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual “management letter” on internal control matters. For 2005 and 2004, the amounts stated include the audit and quarterly reviews of SAN Holdings, Inc. for the years then ended.

Audit-Related Fees. This category includes audit-related work performed by the Company’s independent registered public accounting firm on the Company’s EarthWhere segment’s “carve-out” financial statements for the years 2002 through 2005.

Tax Fees. This category consists of professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

Pre-Approval of Audit and Permitted Non-Audit Services. The audit committee charter requires the Company to have the audit committee approve in advance any and all audit services and all permitted non-audit services (unless de minimus) provided by the independent accountants, as well as the fees and other compensation to be paid to the independent accountants. The independent accountants submit requests to the audit committee for pre-approval of any such allowable services. In 2005 and 2004, all of the audit and permitted non-audit services rendered by the Company’s independent accountants were approved by the audit committee.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

This report is submitted by all members of the audit committee, for inclusion in this proxy statement, with respect to the matters described in this report.

In accordance with our written charter formally adopted at a meeting on January 17, 2002, the audit functions of the audit committee of the Board of Directors are focused on three areas:

•	the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	the independence and performance of the Company’s independent registered public accounting firm; and

•	the Company’s compliance with legal and regulatory requirements.

The members of the audit committee meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The committee discusses these matters with the Company’s independent registered public accounting firm and with appropriate Company financial personnel.

The committee meets privately with the independent registered public accounting firm annually, who have unrestricted access to the audit committee. The committee also recommends to the Board the appointment of the independent registered public accounting firm and periodically review their performance and independence from management.

The directors who serve on the committee are all independent from management as that term is defined under Rule 4200(a)(15) of the NASD Manual and all meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the 1934 Act (subject to the exemptions provided in Rule 10A-3(c) promulgated thereunder).

You can find a copy of our charter attached hereto as Annex C.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the committee any issues they believe should be raised with the committee.

This year, the committee reviewed drafts of the Company’s audited financial statements prior to their finalization, and met with both management and Grant Thornton LLP, the Company’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The committee has received from, and had an opportunity to discuss with, Grant Thornton LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The committee also discussed with Grant Thornton LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Report submitted by:

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS (AS OF DECEMBER 31, 2005)

C. Daryl Hollis, Chairman
George R. Rea

DIRECTORS AND EXECUTIVE OFFICER COMPENSATION

Executive Compensation

The following table sets forth the salary and other compensation paid to our Chief Executive Officer and our other executive officer (“named executive officers”) for the fiscal years ended December 31, 2005, 2004 and 2003.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options/SARs(#)		All Other Compensation ($)
John Jenkins	2005	$236,250		$-0-	-0-		$-0-
President and CEO (1)	2004	$236,250		$8,694	-0-		$-0-
	2003	$236,250		$6,600	1,100,000	(1)	$5,500	(2)

Robert C. Ogden	2005	$156,250		$-0-	100,000	(4)	$-0-
Vice President - Finance & CFO (5)	2004	$96,667	(3)	$2,134	350,000	(5)	$-0-

(1)	These options are exercisable at $0.40 per share. One fourth of the total options granted become exercisable each year over a four year period, commencing on April 1, 2004.
(2)
Consists solely of company matching contributions to 401(k) defined contribution plan, available to all employees of the company following 90 days of full time employment. Amounts earned in the stated year were paid in the following year.

(3)	Represents compensation paid since May 3, 2004, when Mr. Ogden became employed by SANZ as Vice President - Finance and Chief Financial Officer.
(4)	These options are exercisable at $0.34 per share.
(5)	250,000 of these options are exercisable at $0.42 per share; 100,000 of these options are exercisable at $0.38 per share.

Option and Stock Appreciation Right Grants in Last Fiscal Year

The following table sets forth information regarding the grant of options and stock appreciation rights during the year ended December 31, 2005 to each of our named executive officers.

Name	Number of Securities Underlying Options/ SARs granted (#)	Percent of total options/ SARs granted to employees in fiscal year (%)	Exercise or base price ($/Sh)	Expiration date
John Jenkins	-0-	—%	$—	—
Robert C. Ogden	100,000	6.5%	$0.34	03/29/2015

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

The following table shows the number of Shares of Common Stock underlying unexercised options held at December 31, 2005 by each of our named executive officers, and the aggregate dollar value of in-the-money, unexercised options held at the end of the fiscal year. The Company has not granted any stock appreciation rights.

Name	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable (1)	Value of unexercised in-the-money options at FY-end ($) Exercisable/Unexercisable (2)
John Jenkins	1,350,000 / 550,000	$ -0- / $ -0-
Robert C. Ogden	112,500 / 337,000	$ -0- / $ -0-

(1)
Includes both “in-the-money” and “out-of-the-money” options. “In-the-money” options are options with exercise prices below the market price of the Company’s Common Stock (as noted) on December 31, 2005.

(2)
Fair market value of the Company’s Common Stock on December 30, 2005, the last trading day of fiscal 2005 ($0.19, based on the closing sales price reported on the over-the-counter bulletin board) less the exercise price of the option.

Compensation of Directors

Effective January 1, 2005, all of our independent directors are compensated in either cash or stock options (at each director’s discretion) in the amount of $25,000 per year, payable quarterly. In addition, the audit committee chairman is paid an additional $12,500 per year, payable quarterly.

Employment Contracts and Termination of Employment and
Change in Control Arrangements

We have an employment agreement with John Jenkins, our CEO, which renews automatically annually unless terminated by either party. Under the agreement we are required to continue paying his salary for a period of 12 months following termination of employment in the following cases:

•	if he terminates his employment within 90 days following specified change of control events;

•	if he terminates his employment due to our material change of his employment conditions; or

•	if we terminate his employment agreement other than for cause.

The options granted under the 2003 Stock Option Plan, including those granted to the executive officers named above, will vest in the event the Company is sold for cash or for marketable securities meeting certain minimum liquidity standards. The options granted under that plan to John Jenkins, our CEO, will also vest if we terminate his employment without cause or demote him, in either case in connection with a change of control that does not meet the foregoing standards.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for fiscal year 2005 were Messrs. Terry, Holloway and Jenkins. During 2005, except for Mr. Jenkins, the Company’s CEO, none of the members of the compensation committee was an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during 2005, none of the executive officers or directors of the Company was a member of the Board of Directors, or any committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation contained in such filing.

This report is submitted by all members of the compensation committee. The committee is responsible for, among other matters, recommending to the Board of Directors the compensation of our executive officers and administering the Company’s equity and incentive plans, including the 2000 Stock Option Plan, the 2001 Stock Option Plan and the 2003 Stock Option Plan.

Compensation Philosophy

In the committee’s view, the Company’s success depends on the expertise, talent, experience and long-term commitment of the Company’s employees, especially its senior executives. The Company’s compensation practices and programs are intended to achieve the following objectives:

•	To attract, retain, motivate and reward key employees to drive the successful implementation of the Company’s current and long-term strategic, business and financial goals;

•	To align the financial interests of the Company’s executives with those of the Company’s Shareholders;

•	To establish appropriate incentives for management and employees that are consistent with the Company’s culture and values; and

•
To provide an annual compensation program with a performance orientation that rewards achievement of both Company and individual performance with the proper balance between salary, performance-based pay and long-term incentives.

To accomplish these objectives, the committee uses a combination of compensation elements, including base salary, cash bonuses, and incentive awards, including stock options. The committee believes that this creates an environment that allows the Company to achieve its objectives and maximize value for its Shareholders.

Certain aspects of executive compensation may be based on Company operating and financial performance goals. The committee uses several performance measures including earnings per share and cash flow from operations. The committee also uses other financial-based measures in evaluating Company and individual performance.

The committee reviews the Company’s executive compensation program annually prior to setting compensation for the following year. This review also ensures that the Company’s executive compensation policies remain appropriate considering our business needs, the compensation practices throughout the industry, and the performance of the Company. The committee also meets periodically during the year to evaluate the performance of management relative to objectives and to perform our other functions.

Compensation of executive officers is generally established after a review of data for executives in similar positions in comparable companies, mostly companies in the technology field. When reviewing individual compensation levels, the committee considers individual and corporate performance, levels of responsibility, and competitive pay practices. These factors vary from individual to individual and other subjective features are also considered such as the individual’s experience. When awarding annual bonuses and equity-based incentive awards, the committee focuses more on individual and Company performance as well as compensation levels of the Company’s peer group. While the committee reviews the data and compares the Company’s executive compensation packages to those of similar companies, the committee generally does not target the Company’s executive compensation at any particular percentile of the comparable companies.

When setting future compensation levels, the committee considers not only base salary and bonus, but also the total annual compensation of the Company’s officers. The committee considers total compensation to include base salary, cash incentive bonuses and the estimated monetary value of granted equity-based incentives available to be exercised by the individual in the current year.

Base Salaries

The committee believes that the base salary levels of the Company’s executive officers are reasonably related to the base salary levels of executive officers of comparable companies in the technology industry, particularly the computer storage device industry. The committee also believes that the current base salary levels of the Company’s executive officers take into account the unique talents and experience of our executive officers. Base salaries are reviewed annually, and any increases in base salary take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by us and inflation.

Annual Cash Bonuses

The committee uses cash bonuses to reflect the level of involvement and success of the Company’s executive officers in advancing corporate goals. The awards earned depend on the extent to which Company’s performance objectives and the individual’s performance objectives are achieved as described above.

Long-Term Incentive Compensation

The committee recognizes that while the bonus programs provide awards for achieving positive performance for near-term goals, equity-based incentives create an essential long-term partnering of our executive officers with the Company’s Shareholders. Long-term equity incentives are provided to executives either through the grant of stock options or other awards under the Company’s 2000 Stock Option Plan, 2001 Stock Option Plan and 2003 Stock Option Plan, which are administered by us. In granting equity awards to the executive officers, the committee generally considers the duties and responsibilities of the individual, the present and potential contributions to the Company, the individual’s performance, and awards made to individuals in similar positions at comparable companies.

Subject to the provisions of the particular plan, the committee has the discretion to determine those individuals to whom options or awards will be granted and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule, performance vesting conditions and terms of exercise. The exercise price of certain stock options under the 2000 and 2001

Stock Option Plans must be at least 80% of the fair market value of our common stock on the date of grant. The exercise price of the stock options under the 2003 Stock Option Plan must be at least equal to the fair market value of our common stock on the date of the grant.

Chief Executive Officer Compensation

The committee uses the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer, subject to the terms of the employment agreement that the Chief Executive Officer has with the Company. For the fiscal year ended December 31, 2005, Mr. Jenkins received a base salary of $236,250.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers, other than compensation that is performance-based under a plan that is approved by the Shareholders and that meets certain other technical requirements. The committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our Shareholders.

Report submitted by:

THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS (AS OF DECEMBER 31, 2005)
Clarence E. Terry, Chairman
John Jenkins
Gary F. Holloway

PERFORMANCE GRAPH

Stock Performance

The following graph compares the performance of the Company’s Common Stock from December 31, 2000 through December 31, 2005, against the performance of (a) the Nasdaq Composite Index and (b) the Russell 2000 Index for the same period. The Russell 2000 index was determined to be the closest of the available indices to the Company’s size, and was chosen in lieu of a peer group. The graph assumes an investment of $100 at December 31, 2000. The Company paid no dividends during the periods shown; the performance on the indices is shown on a total return basis.

Comparison of 5 Year Cumulative Total Return
among SAN Holdings, Inc., the Nasdaq Composite Index and the Russell 2000 Index

The material in this graph is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the 1933 Act, as amended, or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below reflects the number of Shares of our Common Stock beneficially owned as of May 26, 2006 by:

•	each person or group we believe to be the beneficial owner of more than five percent of our voting securities;

•	each director;

•	each named executive officer; and

•	all directors and executive officers, as a group.

Shares of our Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 26, 2006, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding those securities, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Percentage of beneficial ownership is based on 95,811,278 Shares of our Common Stock outstanding as of the close of business on May 26, 2006:

Name and address #	Amount and Nature of Beneficial Ownership		Percentage of Common Stock

John Jenkins	3,955,004	(1)	3.97%
Marc J. Leder	193,702,033	(2)	82.94%
Rodger R. Krouse	193,702,033	(2)	82.94%
Clarence E. Terry	-0-	(3)	-0-
M. Steven Liff	-0-	(4)	-0-
T. Scott King	-0-	(3)	-0-
Stephen G. Marble	-0-	(5)	-0-
Gary F. Holloway	2,847,209	(6)	2.97%
George R. Rea	70,000	(7)	*
C. Daryl Hollis	75,000	(8)	*
Robert C. Ogden	595,002	(9)	*
All directors and executive officers, as a group (13 persons)	201,244,248		84.56%

Sun Solunet LLC	193,702,033	(10)	82.94%
c/o Sun Capital Partners II, LP
c/o Sun Capital Advisors II, LP
c/o Sun Capital Partners, LLC
5200 Town Center Circle, Suite 470
Boca Raton, FL 33486

*	Less than 1%
#	The address for each listed director and executive officer unless otherwise indicated is SAN Holdings, Inc., 9800 Pyramid Court, Suite 130, Englewood, Colorado 80112.

(1)
Includes 1,000,000 shares underlying the Company’s convertible Series A Preferred Stock, 500,001 shares underlying a warrant exercisable at $0.30 per share, 500,000 shares underlying a warrant exercisable at $0.50 per share, 500,001 shares underlying an option currently exercisable at $0.29 per share, 300,000 shares underlying an option currently exercisable at $2.25 per share, 550,000 shares underlying an option currently exercisable at $0.40 and 275,000 shares underlying an option that will become exercisable at $0.40 per share. Also includes 40,000 shares underlying a warrant currently exercisable at $0.625 per share, 40,000 shares underlying a warrant currently exercisable at $1.25 per share.

(2)
Includes 58,833,275 shares underlying the Company’s convertible Series A Preferred Stock, 29,416,726 shares underlying a warrant exercisable at $0.30 per share, 29,416,726 shares underlying a warrant exercisable at $0.50 per share and 20,066,744 shares underlying a warrant currently exercisable at $0.001 per share. Also, consists of 55,968,562 shares held by Sun Solunet LLC over which he may be deemed to have control. Marc J. Leder and Rodger R. Krouse may each be deemed to control Sun Solunet LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP, and Sun Capital Partners LLC, as Leder and Krouse each own 50% of the membership interests in Sun Capital Partners LLC, which in turn is the general partner of Sun Capital Advisors II, LP, which in turn is the general partner of Sun Capital Partners II, LP, and Sun Capital Partners II, LP owns 99% of the membership interests of Sun Solunet LLC. Therefore, Messrs. Leder and Krouse may each be deemed to have voting and dispositive power over the shares held by Sun Solunet LLC.

(3)	Managing director of Sun Capital Partners, Inc., an affiliate of Sun Solunet LLC.
(4)	Principal of Sun Capital Partners, Inc., an affiliate of Sun Solunet LLC.
(5)	Vice President of Sun Capital Partners, Inc., an affiliate of Sun Solunet LLC.
(6)	Includes 50,000 options currently exercisable at $0.42 per share and 2,797,209 shares held by Hollger LLC, a privately held investment firm, over which Mr. Holloway may be deemed to have control.
(7)	Includes 50,000 shares underlying an option currently exercisable at $0.42 per share.
(8)	Consists solely of 75,000 shares underlying an option currently exercisable at $0.42 per share.
(9)
Includes 200,000 shares underlying the Company’s convertible Series A Preferred Stock, 100,001 shares underlying a warrant exercisable at $0.30 per share, 100,001 shares underlying a warrant exercisable at $0.50 per share, 25,000 shares underlying a warrant currently exercisable at $0.34 per share, 25,000 shares underlying an option currently exercisable at $0.38 per share, 62,500 shares underlying an option currently exercisable at $0.42 per share and 62,500 shares underlying an option that will become exercisable at $0.42 per share.

(10)
Consists of 55,968,562 shares of common stock owned directly by Sun Solunet LLC, 58,833,275 shares underlying the Company’s convertible Series A Preferred Stock, 29,416,726 shares underlying a warrant exercisable at $0.30 per share, 29,416,726 shares underlying a warrant exercisable at $0.50 per share and 20,066,744 shares underlying a warrant currently exercisable at $0.001 per share. Marc J. Leder and Rodger R. Krouse may each be deemed to control Sun Solunet LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP, and Sun Capital Partners LLC, as Leder and Krouse each own 50% of the membership interests in Sun Capital Partners LLC, which in turn is the general partner of Sun Capital Advisors II, LP, which in turn is the general partner of Sun Capital Partners II, LP, and Sun Capital Partners II, LP owns 99% of the membership interests of Sun Solunet LLC. Therefore, Messrs. Leder and Krouse may each be deemed to have voting and dispositive power over the shares held by Sun Solunet LLC.

Possible Changes of Control

As of May 31, 2006, Sun Solunet is the controlling Shareholder of the Company. Sun Solunet is expected to be a selling stockholder in a registration statement in connection with registration rights granted in the Private Placement and may offer and sell Shares of Common Stock that it holds or that it may hold upon the exercise or conversion of other securities it holds. Sun Solunet may cause a change of control of the Company if they sell enough of the Company’s Common Stock. We are not aware of any present intention of Sun Solunet to cause a change in control of the Company and we are not aware of any other arrangements that may result in a change of control of the Company.

Equity Compensation Plan Information

The following table sets forth information regarding compensation plans (including individual compensation arrangements) in effect at December 31, 2005, under which equity securities are authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by Shareholders; and (ii) all compensation plans not previously approved by Shareholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	573,031		$2.05	926,969
Equity compensation plans not approved by security holders	9,957,638	(1)	$0.45	9,952,001
Total	10,530,669	(1)	$0.54	10,878,970

(1)
Excludes 600,000 options with an exercise price of $0.70 per share that failed to vest at accelerated dates when specified performance targets were not met at those dates, but that will vest if the holder is still employed by us on March 26, 2013.

Description of Non-Shareholder Approved Plans

On March 1, 2000, Shareholders of the Company approved the 2000 Stock Option Plan. The total number of Shares of Common Stock reserved for options issuable under this plan may not exceed 1,500,000 Shares.

On September 20, 2001, our Board of Directors adopted the 2001 Stock Option Plan. At December 31, 2005, the total number of Shares of Common Stock reserved for options issuable under this plan was 5,000,000.

Options granted under the 2000 Stock Option Plan and the 2001 Stock Option Plan vest generally over three to ten years. The exercise price of options granted under these plans is required to be not less than 80% of the fair market value per share on the date of option grant. With the exception of “roll-over” options that were included in the 2001 Stock Option Plan upon our acquisition of ITIS Services (i.e., options previously issued by ITIS Services that we assumed in that acquisition), all options granted to date under both plans have had an exercise price equal to, or in excess of, fair market value at the date of grant.

On December 18, 2003, our Board of Directors adopted the 2003 Stock Option Plan. At December 31, 2005, the total number of Shares of Common Stock reserved for options issuable under this plan was 15,000,000. Options granted under the plan generally vest over four years. The exercise price of options granted under this plan is equal to the fair market value per share on the date of option grant. All options granted to date under the plan have had an exercise price equal to fair market value at the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE,
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND LEGAL PROCEEDINGS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our officers and directors, and the persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Officers, directors and greater than 10% Shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of Forms 3, 4 and 5, and the amendments thereto, received by us for the year ended December 31, 2005, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that during the year ended December 31, 2005, all filing requirements were complied with by our executive officers, directors and beneficial owners of more than 10% of our stock.

Certain Relationships and Related Transactions

Debt Guaranty Warrants and Other Warrants Issued to Sun Solunet

Pursuant to our acquisition agreement with Solunet Storage in 2003, Sun Solunet became our majority Shareholder, and currently holds approximately 58.4% of our outstanding Shares of Common Stock. Sun Capital Partners II, LP ( “Sun Capital II”) and Sun Capital Partners Management LLC (“Sun Capital Management”) are both affiliates of Sun Solunet.

In connection with the acquisition agreement, the Company entered into that certain letter agreement dated March 31, 2003 (“Credit Support Agreement”), among the Company, Sun Solunet and Sun Capital II. Pursuant to the Credit Support Agreement, the Company was obligated to periodically issue to Sun Solunet at six-month intervals (each May 16 and November 16) a warrant to purchase Shares of Common Stock (“Guaranty Warrants”), exercisable for a number of shares of the Company’s Common Stock calculated pursuant to a formula set forth in the Credit Support Agreement in partial consideration for a guaranty provided by Sun Capital II on the revolving credit line (the “Credit Facility”) that the Company maintained with Harris N.A. (formerly known as Harris Trust and Savings Bank) (“Harris”) for so long as there remained an aggregate principal amount owed to Sun Solunet under the Credit Facility in an amount in excess of $3,000,000. In connection with periodic increases to the borrowing availability of the Credit Facility, the Credit Support Agreement was amended to increase the amount of the guaranty.

During the fiscal year ended December 31, 2005, the Company issued Sun Solunet warrants to purchase Shares of the Company’s Common Stock in partial consideration for the ongoing guaranty provided by Sun Capital II on the Company’s Credit Facility and, after the Credit Facility was assigned from Harris to Sun Solunet, for providing the Credit Facility as set forth below:

Date of Issuance	Number of Shares for which warrant may be exercised	Exercise Price	Consideration
March 23, 2005	7,715,545	$0.001 per share	Ongoing guaranty provided by affiliate of Sun Solunet on the Credit Facility
March 23, 2005	3,086,218	$0.001 per share	Increase in the amount of ongoing guaranty provided by affiliate of Sun Solunet on the Credit Facility
May 16, 2005	2,244,522	$0.001 per share	Ongoing guaranty provided by affiliate of Sun Solunet on the Credit Facility
June 27, 2005	480,969	$0.001 per share	Increase in the amount of ongoing guaranty provided by affiliate of Sun Solunet on the Credit Facility
November 16, 2005	6,539,490	$0.001 per share	Ongoing guaranty provided by affiliate of Sun Solunet on the Credit Facility

On November 23, 2005, Sun Solunet purchased the Credit Facility from Harris and the guaranty provided by Sun Capital II was terminated. In connection therewith, the Credit Support Agreement was further amended to provide that the Company was obligated to issue stock purchase warrants to Sun Solunet as lender under the Credit Facility based on the amount of borrowing availability on the Credit Facility at the same intervals and pursuant to the same formulas applicable prior to the termination of the guaranty.

On February 6, 2006, the Credit Facility was amended to increase the borrowing availability from $13 million to $14 million, to change the maturity date to December 31, 2006 and to accrue interest to the principal amount of the loan until maturity.

Private Placement; Credit Support Termination Agreement

As described under “VOTING AGREEMENT,” on March 2, 2006, the Company sold Units to, among other investors, Sun Solunet and certain officers and directors of the Company. The consideration paid for the Units purchased by officers and directors of the Company consisted of cash at the same purchase price ($50,000 per Unit) as was paid by Purchasers that were not affiliated with the Company. The consideration paid by Sun Solunet for the 176.5 Units consisted of the exchange of $8,000,000 of the outstanding debt the Company owed to Sun Solunet under the Credit Facility at the same purchase price paid by Purchasers not affiliated with the Company, less fees paid by the Company to the placement agent.

As a result of this exchange and the payment of approximately $1 million by the Company of the outstanding debt owed to Sun Solunet under the Credit Facility, on March 2, 2006, the Company and Sun Capital II, acknowledged and agreed to by Sun Solunet, entered into a termination letter (the “Credit Support Termination Agreement”) to the Credit Support Agreement. The Credit Support Termination Agreement includes the following provisions, among others:

•
The Company and Sun Solunet agreed to decrease the Company’s borrowing availability under the Credit Facility from $14 million to $5 million (in principal amount), to modify the Credit Facility from a revolving line of credit to a term loan that does not permit reborrowings by the Company and to extend the maturity date to a date three years from the Closing Date (March 2, 2009).

•	The parties agreed that Sun Solunet and Sun Capital II have no additional lending obligation to the Company.

•
The parties terminated, cancelled, released and discharged the Credit Support Agreement and the obligations of all parties thereunder in their entirety effective as of the Closing Date, including the obligation of the Company to issue warrants to Sun Solunet periodically thereunder (with Sun Solunet retaining any warrants previously issued to it and all of its rights thereunder).

Management and Consulting Services

Pursuant to the “Management Services Agreement” between the Company and Sun Capital Management, an affiliate of our majority shareholder, Sun Solunet, the Company pays $75,000 quarterly for management and consulting services to Sun Capital Management. The Fund, who is also an affiliate of Sun Solunet, provided a guaranty on the Company’s Harris credit facility under the Credit Support Agreement through November 23, 2005, the date on which Harris assigned the note to Sun Solunet. While the Company received material benefits from this guaranty, the Company paid no specified cash consideration for the guaranty.

As of December 31, 2005 and 2004, the Company had $-0- due to Sun Capital Management for management fees and related expenses. For the quarter ended March 31, 2006 and for the years ended December 31, 2005, 2004 and 2003, the Company paid $125,000, $318,000, $323,000 and $443,000, respectively, to Sun Capital Management for management fees and related expenses.

The Management Services Agreement will remain in effect until the first date when all of the following have occurred: (a) the designees of Sun Capital Management and its affiliates no longer constitute a majority of our Board of Directors; (b) Sun Capital Management and its affiliates no longer own or control at least 30% of our outstanding Shares; and (c) Sun Capital Management and its affiliates (including Sun Capital II) no longer guarantee any portion of our debt. If the foregoing three events have not yet occurred, the Management Services Agreement will terminate on April 4, 2013.

OTHER MATTERS

Management and the Board of Directors know of no matters to be brought before the Meeting other than as set forth herein. However, if any other matters are properly presented to the Shareholders for action at the meeting and any adjournments or postponements thereof, the Proxy holders named in the enclosed Proxy intend to vote in their discretion on all matters on which the Shares represented by such Proxy are entitled to vote.

SOLICITATION OF PROXIES

This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers, directors or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. Computershare Trust Company, Inc. our transfer agent, has been retained by the Company to assist in the distribution and tabulation of proxies and is expected to receive a fee of approximately $2,000 and will be reimbursed for its reasonable expenses.

All costs of proxy solicitation, including (a) expenses relating to the preparation, printing and mailing of this proxy statement and the enclosed form of Proxy and Notice of Annual Meeting, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s Shares, (c) expected payment of approximately $2,000 to Computershare Trust Company, Inc., our transfer agent, for its services in the distribution and tabulation of proxies and (d) expenses relating to the preparation, printing and mailing any additional material relating to the Meeting which may be furnished to Shareholders by the Board subsequent to the furnishing of this proxy statement, has been or will be borne by the Company. To obtain the necessary representation of Shareholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company, the proxy solicitation service or selected securities dealers. The Company may pay additional amounts if other supplementary solicitations are made. It is anticipated that the cost of any other supplementary solicitations, if any, will not be material.

SHAREHOLDER PROPOSALS

We must receive Shareholder proposals by February 28, 2007 to be considered for inclusion in management’s proxy statement and proxy for the 2007 Annual Meeting of Shareholders and must comply with Rule 14a-8 under the 1934 Act. We must receive Shareholder proposals to be presented at the 2006 Annual Meeting, even if not included in our proxy statement, a reasonable amount of time before we mail this proxy statement to Shareholders. Shareholder proposals should be submitted in writing to the attention of the Corporate Secretary.

Proxy - SAN Holdings, Inc.
ANNUAL MEETING DATE: JULY 28, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of SAN Holdings, Inc., a Colorado corporation (the “Company”) hereby constitutes and appoints John Jenkins and Stephen G. Marble, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, all shares of the Company’s common stock, no par value per share, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of SAN Holdings, Inc., to be held on Friday, July 28, 2006, at 10:00 a.m. Boca Raton, Florida time, and at any and all postponements or adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this Proxy will be voted FOR the election of all listed nominees to the Board of Directors and FOR each of the other proposals set forth on the Proxy.

To save the Company additional vote solicitation expenses, please sign, date and return this Proxy promptly, using the enclosed postage-paid envelope.

Annual Meeting Proxy Card

Proposals
1.	Proposal No. 1 - Election of Directors:

☐	FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote all nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

John Jenkins, Clarence E. Terry, Stephen G. Marble, M. Steven Liff, T. Scott King, C. Daryl Hollis, George R. Rea, Case H. Kuehn, and Kent J. Lund

2.	Proposal No. 2 - Consider amending the Articles of Incorporation to increase the Company’s authorized common stock from 200,000,000 shares to 400,000,000 shares.	For ☐	Against ☐	Abstain ☐	Mark this box with an X if you have made changes to your address on the lines below.	☐
3.	Proposal No. 3 - Consider effecting a reverse stock split of the Company’s common stock within an approved range of 1 for 10 and 1 for 25.	For ☐	Against ☐	Abstain ☐
4.	Proposal No. 4 - Ratification of Appointment of Grant Thornton LLP for fiscal year ending December 31, 2006.	For ☐	Against ☐	Abstain ☐	Mark this box with an X if you plan to attend the Annual Meeting of Shareholders on July 28, 2006.	☐
5.	In the discretion of such proxy holders, upon such other business as may properly come before the Meeting or any and all postponements or adjournments thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please mark, date and sign exactly as the shareholder name appears on this proxy. When shares of the Company’s common stock are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. A corporation must sign in its name by the President or other authorized officer.
Unless otherwise specified, this proxy will be voted in accordance with the discretion of the proxies on any other business properly brought before the meeting. THE UNDERSIGNED SHAREHOLDER CONFIRMS RECEIPT OF: (i) ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AS AMENDED THROUGH THE DATE HEREOF; AND (ii) Notice of Annual Meeting of Shareholders, dated June 27, 2006 and the Proxy Statement describing the proposals listed above furnished therewith.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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Annex B

Compensation Committee Charter

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF
SAN HOLDINGS, INC.
I. PURPOSE

The primary purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SAN Holdings, Inc. (the “Company”) is: (i) to review, determine and recommend to the Board the Company’s compensation programs and compensation of the Company’s executive officers; and (ii) to produce and approve an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

II. COMPOSITION

The Committee shall be comprised of at least three directors, all of whom satisfy the definition of “independent” under Rule 4200(a)(15) of the NASD Manual. Consistent with the foregoing, the Board shall determine the qualifications of persons to serve on the Committee, and a Chairperson of the Committee and each Committee member shall be elected by the Board. Each appointment shall be for a term of one year and shall be served until the Committee member’s successor is duly elected and qualified, but the Board may remove any Committee member at any time by Board action.

III. MEETINGS

The Chairperson of the Committee will preside at each meeting of the Committee and, in consultation with other members of the Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee will ensure that the agenda for each meeting is circulated in advance of the meeting. A quorum will consist of a majority of the members of the Committee, and actions by a majority of the duly elected members of the Committee will constitute an action of the Committee. Meetings may be held at the principal offices of the Company or as directed by the Chairperson of the Committee.

Members of the Committee may participate in the meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means will constitute presence in person at the meeting. The Committee may also take action by written consent without a meeting if a consent in writing to such action is signed by each member of the committee, or each member grants electronic consent, and such written electronic consent is filed with the minutes of proceedings of the Committee.

The Company will appoint the Chairperson of the Committee, or an appropriate employee of, or counsel to, the Company to keep regular minutes of all Committee proceedings. The minutes will be provided to the Board after each meeting for their approval.

IV. RESPONSIBILITIES

The Committee will make regular reports to the Board and will propose any necessary action to the Board. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee will annually evaluate the Committee’s own performance.

The Committee will exercise the following responsibilities and duties:

1. Review annually and approve corporate goals and objectives relating to compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and determine the CEO’s compensation level based on this evaluation, including the amount of annual base salary, annual incentive opportunity, and long-term incentive opportunity (including any equity-based awards). In determining the long-term incentive component of compensation of the CEO, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company's CEO in past years. The CEO may not be present during such deliberations or voting.

2. Review annually and approve, for all other executive officers of the Company, corporate goals and objectives relating to their compensation, evaluate their performance in light of those goals and objectives, and determine their compensation levels based on this evaluation, including the amount of annual base salary, annual incentive opportunity, and long-term incentive opportunity (including any equity-based awards).

3. Review and recommend incentive compensation plans for executive officers and all equity-based plans of the Company and its subsidiaries, and recommend changes to the plans to the Board.

4. Review, approve and establish guidelines for the compensation of directors, including appropriate levels of compensation for service on Board committees.

5. Annually establish guidelines, objectives and standards for determining the compensation of the Company’s executive officers; consult with the Company’s CEO regarding the CEO’s recommendation to the Committee with respect to compensation of other executive officers; and determine non-CEO, executive officer compensation.

6. Approve all employment agreements with executive officers.

7. Develop, administer and implement the Company’s existing and future equity incentive plans.

8. Oversee the adoption of any and all 401(k) and other benefit plans of the Company and delegate the administration of such plans to the proper officers and employees of the Company as determined by the Committee.

9. Make recommendations to the Board with respect to adoption or amendment of non-CEO executive officer incentive-compensation plans and equity-based plans.

10. Prepare an annual report on executive compensation, such report to be included in the Company’s proxy statement if there is a shareholder meeting.

11. Report Committee activities to the Board at least annually and advise the Board as to necessary actions.

12. Seek input from the Board on the foregoing matters.

13. Undertake all further actions and discharge all further responsibilities imposed upon the Committee from time to time by the Board or by applicable rules of the Securities and Exchange Commission.

Annex C

SAN HOLDINGS, INC.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the audit committee of SAN Holdings, Inc. (the “Company”). The audit committee shall review and assess this charter on at least an annual basis and obtain the approval of the board of directors. The audit committee shall be appointed by the board of directors and shall consist of at least three directors.

The audit committee of the Company must meet the following criteria:

(a) Each of the members of the audit committee shall (i) be independent as defined under Rule 4200(a)(15) of the NASD Manual; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement.

(b) At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

(c) So long as at least three directors on the audit committee meet the requirements set forth in paragraphs (a) and (b) above, the Company may have one director on the audit committee that does not meet the requirements set forth in paragraphs (a) and (b) above.

If there is a vacancy on the audit committee or if a member of the audit committee ceases to be independent (as described in paragraph (a) above) for reasons outside such member’s reasonable control, the board of directors of the Company shall take all steps reasonably necessary to modify membership on the audit committee to comply with this Charter. Any member of the audit committee that ceases to be independent as described above may continue to serve during such time period.

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and the ethics programs as established by the management and the board of directors. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the audit committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the audit committee is empowered to

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investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The audit committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the audit committee may supplement them as appropriate.

•
The audit committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders. The audit committee and the board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The audit committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosure required by the Independence Standards Board. Annually, the audit committee shall review and recommend to the board the selection of the Company’s independent auditors.

•
The audit committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. As to the Company’s internal auditors, the audit committee shall review the quality and staffing of the department. Also, the audit committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the audit committee shall meet, separately with the independent auditors, with and without management present, to discuss the results of their examinations.

•
The audit committee shall have the option of reviewing the interim financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q. The chair of the audit committee may represent the entire committee for the purpose of this review.

•
The audit committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual reports to the shareholders if distributed prior to the filing of the Annual Report on Form 10-K), including their judgment about the quality, not just acceptability, of accounting principals, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the audit committee shall discuss the results of the annual audit and any other matters required to be communicated to the audit committee by the independent auditors under generally accepted auditing standards.

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